Exhibit 99.1
    NASDAQ: WASH

Media Contact: Sharon M. Walsh
SVP, Director of Marketing Strategy and Planning
Telephone: (401) 348-1286
E-mail: smwalsh@washtrust.com
Date: December 16, 2024
FOR IMMEDIATE RELEASE

Washington Trust Announces Closing of Upsized Stock Offering

WESTERLY, R.I., December 16, 2024 (PR NEWSWIRE)…Washington Trust Bancorp, Inc. (Nasdaq: WASH) (the “Corporation”), parent company of The Washington Trust Company, of Westerly (the “Bank”), today announced the closing of its previously announced underwritten public offering of 1,911,764 shares of its common stock at a public offering price of $34.00 per share. The 2,198,528 shares sold in the offering include 286,764 shares sold pursuant to the exercise of the underwriters’ purchase option. BofA Securities is serving as the sole book-running manager for the offering.

The expected proceeds to the Corporation, after deducting underwriting discounts and commissions but before deducting operating expenses payable by the Corporation, are approximately $71.01 million. The Corporation intends to use the net proceeds of this offering for general corporate purposes to support continued organic growth and capital generation, which are expected to include investments in the Bank and Bank balance sheet optimization strategies involving the sale of lower-yielding loans and available for sale debt securities, the repayment of wholesale funding balances and the purchase of debt securities with current market yields.

SPECIAL NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains statements that are “forward-looking statements.” Forward looking-statements include all statements that are not historical facts and include any statements regarding the intended use of net proceeds from the offering. We may also make forward-looking statements in other documents we file with the SEC, in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors, or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements. A detailed discussion of factors that could affect our results is included in the Corporation’s SEC filings, including Item 1A. “Risk Factors” of its Annual Report on Form 10-K for the year ended December 31, 2023. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties, and other factors, some of which are beyond our control. These risks, uncertainties, and other factors may cause our actual results, performance, or achievements to be materially different from the anticipated future results, performance, or

Exhibit 99.1
achievements expressed or implied by the forward-looking statements. The Corporation undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in our expectations, except as required by law.

ABOUT WASHINGTON TRUST BANCORP, INC.

Washington Trust Bancorp, Inc., NASDAQ: WASH, is the publicly-owned holding company of The Washington Trust Company (“Washington Trust”, “the Bank”), with $7.1 billion in assets as of September 30, 2024. Founded in 1800, Washington Trust is recognized as the oldest community bank in the nation, the largest state-chartered bank headquartered in Rhode Island and one of the Northeast’s premier financial services companies. Washington Trust values its role as a community bank and is committed to helping the people, businesses, and organizations of New England improve their financial lives. The Bank offers a wide range of commercial banking, mortgage banking, personal banking and wealth management services through its offices in Rhode Island, Connecticut and Massachusetts and a full suite of convenient digital tools. Washington Trust is a member of the FDIC and an equal housing lender.